UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): April 3, 2017

Alliqua BioMedical, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36278	58-2349413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Stony Hill Road Suite 200 Yardley, Pennsylvania	19067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 702-8550

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on March 29, 2017, Alliqua BioMedical, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with H.C. Wainwright & Co., LLC (the “Underwriter”), relating to an underwritten public offering of 9,473,250 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to which the Company agreed to issue to the Underwriter or its designees warrants to purchase up to 236,831 shares of Common Stock.

On April 3, 2017, pursuant to the Underwriting Agreement, the Company issued warrants to purchase an aggregate of 236,831 shares of Common Stock to the Underwriter and its designees (collectively, the “Underwriter Warrants”). The Underwriter Warrants are immediately exercisable and expire on March 29, 2022. The Underwriter Warrants have an exercise price of $0.44 per share of Common Stock.

The foregoing description of the Underwriter Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Underwriter Warrant, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 8.01	Other Events.

On April 3, 2017, the Company issued a press release announcing the closing of the underwritten public offering of its Common Stock. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
4.1	Form of Underwriter Warrant, dated April 3, 2017.
99.1	Press release dated April 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIQUA BIOMEDICAL, INC.

Dated: April 4, 2017	By:	/s/ Brian Posner
Name: Brian Posner
Title: Chief Financial Officer